Contract for Management Consultant of Fitness Club in Hengyang

Party A: Hengyang Best Physical Culture Co., Ltd.
Address: Room 403, Unit 2, Building E, Fu-home, No.58, Baiyun Road, High-tech District, Hengyang City, Hunan Province.
Zip Code: 421001
Representative: Qiang Xu
Contact Number: 18674791555

Party B: Chengdu Tian Ze Dao Qin Management Consulting Co., Ltd.
Address: Room 36, Floor 3, Building 1, No. 16, Jiangxi Str., Wuhou District, Chengdu, Sichuan Province.
Zip Code: 610041
Representative: Chung Ming Tsang, Thomas
Contact Number: 13810787980

Considering:
(I) Party A entrusts Party B to manage a fitness club called Fitness which will be opened in the fifth floor of Metroplex Plaza, Jiefang Road in Hengyang City.
(II) As a fitness club, Party A needs professional guidance on marketing and managing; and is willing to accept management / consultancy services provided by Party B based on understanding and full trust towards its management system.
(III) Both parties made the following articles in the contract by reaching agreement on management / consultancy services provided by Party B through consultation:

Article 1 Definition

Paragraph 1.1
Party A: Hengyang Best Physical Culture Co., Ltd; a fitness club called Fitness which will be opened in the fifth floor of Metroplex Plaza, Jiefang Road in Hengyang City;
Paragraph 1.2
Party B: Tian Ze Dao Qin Management Consulting Co., Ltd, which is a professional club management consulting company owning an easy and effective club management system on daily management, marketing, finance, etc;
Paragraph 1.3
Management services offered by Party B: (specified in appendix to the contract);
Paragraph 1.4
Management consulting fee charged by Party B: It is the money paid by Party A on accepting its relevant management / consultancy services after the formal signing of the contract. It equals to Management fee, unless there exists special statement in the contract.
Paragraph 1.5
Sale commission paid to Party B: It is the bonus paid to Party B in proportion to the surpassed income whose boundary is agreed through consultation by both parties. It equals to commission/ royalty, unless there exists special statement in the contract.

Article 2 Management / consultancy services offered by Party B

Paragraph 2.1
Within 16 months from the date of entry into force of the contract, Party B shall offer complete management / consultancy services stated in paragraph 1.3 and hand in regular monthly sales reports of all kinds.
Paragraph 2.2
Party B will appoint three professional club managers or fitness club managers to work in Hengyang. They assist in the management of Party A’s club and hand in its regular operation reports of all kinds to Party A.
Paragraph 2.3
Within the validity period of the contract, Party A shall regularly or periodically introduce advanced operation techniques, international advanced technology and fitness items to Party B.
Paragraph 2.4
Party A can get Party B’s shared marketing resources and information.
Paragraph 2.5
Party A can get Party B’s information on professional management and training courses regularly.

Article 3 Rights and obligations of Party A

Paragraph 3.1
Party A shall pay relevant money on time and in full to Party B. Party A is also entitled to enjoy corresponding products and services offered by Party B according to the contract.
Paragraph 3.2
Party A shall guarantee its legitimate and complete business qualification and has already get relevant certificate.
Paragraph 3.3
Party A has premise used for clubs/ fitness clubs that Party A owns business qualification stated in the previous Paragraph.
Paragraph 3.4
Party A shall provide Party B with office address, equipment and relevant office supplies.
Paragraph 3.5
All Party A’s club property shall remain with Party A at all time.
Paragraph 3.6
Party A provides Party B with financial management, all daily cash flows on sales and monthly total accounts. All these should be under the supervision of both parties, while Party B has right to know the truth. Each Party shall retain the daily and monthly financial statements for verification.
Paragraph 3.7
Taxes concerning sales shall be borne by Party A.
Paragraph 3.8
Each month Party A shall pay Party B management fees, which are specified in Article 5.
Paragraph 3.9
Party A shall promise Party B that their cooperation will not be effected by the change of personnel caused by Party A.
Paragraph 3.10
Party A shall make sure not to use relevant business products and services provided by Party B for any purpose other than operation and management of this club or provide them to companies engaged in the same or similar trade with either Party A or Party B.

Article 4 Rights and obligations of Party B

Paragraph 4.1
Party B is obligated to provide corresponding products and services to Party A on time and in full pursuant to article 2 of the contract.
Paragraph 4.2
Party B shall must comply with national laws, implement national policies and plans, complete all the work under the contract, and protect the legitimate rights and interests of the state, enterprise and its employees. And also it shall correctly handle the relations of internal distribution of the company.
Paragraph 4.3
Party B shall respect Party A’s financial rights of fitness club. Also it shall respect Party A’s right to make final decisions on staff appointments, transfers, recruitment and dismissal.
Paragraph 4.4
If the fitness club cannot operate normally due to force majeure (wars, disease, earthquake and fire, etc.), Party B shall not bear the loss.
Paragraph 4.5
Party B shall make sure not to provide all Party A’s restricted information of the fitness club to companies engaged in the same or similar trade with either Party A or Party B.

Article 5 Service or management fees and their paying method

Paragraph 5.1
Party A enjoys services provided by Party B and pays relevant basic service or management fees, and sales commission.
Paragraph 5.2
Pre-sale period: From the date that Party B gets involved in management/ consultancy to December 31, 2010, the total sales achieved by Party B shall not less than 600 thousand. Party B gets the commission in according to sales income during this period.
Paragraph 5.2.1
When the total sales amount is less than 600 thousand (inclusive), Party B shall get 4% as management fees;
When the total sales amount is over 600 thousand but less than 800 thousand (inclusive), Party B shall get 6% as management fees;
When the total sales amount is over 800 thousand but less than 1 million (inclusive), Party B shall get 9% as management fees;
When the total sales amount is over 1 million but less than 1.2 million (inclusive), Party B shall get 10% as management fees;
When the total sales amount is over 1.2 million but less than 1.5 million (inclusive), Party B shall get 12% as management fees;
When the total sales amount is over 1.5 million, Party B shall get 15% as management fees;
Paragraph 5.2.2
Both Parties agree that sales during pre-sale period shall mostly be one-year card. In case that the sold cards are more than one year, the royalty shall be calculated in terms of revenue of one-year card in proportion. The non calculated part shall be used as unearned income of monthly performance averagely going to each month of 2011.

Paragraph 5.3
Operation period: It starts from January 1, 2011. During the period, the total monthly income from Party B’s operation shall not less than 300 thousand. Then Party B will charge certain amount of money as follows:
Labor fees for management personnel:
If the total monthly operating income is less than 300 thousand yuan RMB (inclusive), Party B will only charge 9 thousand yuan RMB as basic Labor fees for management personnel. And following mentioned management/ consultancy fees are not included;
If the total monthly operating income is more than 300 thousand yuan RMB, Party B will charge 11 thousand yuan RMB as basic Labor fees for management personnel, plus 1% as commission;
If the total monthly operating income is more than 400 thousand yuan RMB, Party B will charge 11 thousand yuan RMB as basic Labor fees for management personnel, plus 1.5% as commission;
If the total monthly operating income is more than 500 thousand yuan RMB, Party B will charge 11 thousand yuan RMB as basic Labor fees for management personnel, plus 2% as commission;
Management/ consultancy fees:
Each month, Party B charges management/ consultancy fees in accordance with the gross profit margin (i.e., operating income minus operating expenses). The specific methods are as follows:

If the monthly gross profit margin is under 35%, the charged management/ consultancy fees shall be 8%;
If the monthly gross profit margin is under 40%, the charged management/ consultancy fees shall be 10%;
If the monthly gross profit margin is under 50%, the charged management/ consultancy fees shall be 12%;
Labor fees for management personnel in each month shall be paid at one time before 5th of its following month. While both Parties agree that management/ consultancy fees shall be calculated in terms of the year. Party A can get the lowest fees (i.e., 50% of total management/ consultancy fees calculated in each month) every month. And the rest shall be calculated at the end of each year, any excess payment shall be refunded and any deficiency repaid.
Paragraph 5.4
Party A shall pay all Party B’s service& management fees by bank transfer pursuant to the contract.
Account name: Chengdu Tian Ze Dao Qin Management Consulting Co., Ltd.
Deposit bank: Nanchong City Commercial Bank Co., Ltd, Chengdu Branch.
Account number: 651000132000037573

Article 6 the validity period/ range of the Contract

Paragraph 6.1
Both parties agree that the term of this contract is for 16 months and shall commence on September 8, 2010, and shall continue until December 31, 2011.
Paragraph 6.2
Should the number of clubs that Party A entrusts Party B to manage is over the present signed ones, additional negotiation is necessary.

Article 7 Confidentiality and infringement

Paragraph 7.1
Whether having the benefit or not, Party A shall not provide any third party out of the contract with anything of Party B’s club management system in any form without the express written consent of Party B.
Paragraph 7.2
Should Party A is aware of any infringement of Party B’s club management system or similar misleading terms used by any third party out of the contract, it shall notice Party B in written form as soon as possible and take certain actions.

Article 8 Breach Liabilities

Paragraph 8.1
In case Party A breaches this contract, Party B has the right to unilaterally terminate the contract in writing and requires Party A to pay breach of contract damages of 30% annual management personnel fees.
Paragraph 8.2
If Party B fails to fulfill the relevant terms of its obligation, Party A has the right to unilaterally terminate the contract in writing and requires Party B to pay breach of contract damages of 30% annual management personnel fees.
Paragraph 8.3
If Party A has violated the relevant provisions of article 5 of the contract, it shall pay 300 yuan RMB per day as delay charge within 15 days. During the period, Party B can delay the performance of the contract. If Party A still doesn’t pay fees in full 15 days after the payment period, Party B has the right to unilaterally terminate the contract in writing and requires Party A to pay breach of contract damages of 30% annual management personnel fees.
Paragraph 8.4
In case Party A has violated paragraph 7.1 of the contract, the contract will end and Party A shall pay Party B 30% annual management personnel fees as compensation.
Should Party A gets benefit from the third party, it shall pay Party B a fine equal to the benefit and compensate Party B in accordance with the actual loss caused by its behaviors (whether intentionally or negligently).
Paragraph 8.5
Upon expiration of the pre-sale Period, if Party B cannot complete the sales task of 600 thousand total sales amount, Party A has the right to unilaterally terminate the contract in writing and requires Party B to pay breach of contract damages of 30% annual management personnel fees.
Paragraph 8.6
When the total monthly business income in two consecutive months is less than 300 thousand individually during the operating period, Party A has the right to unilaterally terminate the contract in writing and requires Party B to pay breach of contract damages of 30% annual management personnel fees.
Paragraph 8.7
If any party arbitrarily terminates the contract in advance without the written consent of other party who doesn’t have any serious breach of contract, it shall not only pay other party breach of contract damages of 30% annual management personnel fees, but also compensate the other party in accordance with the actual loss caused by its behaviors.

Article 9 Effectiveness, termination of the contract and dispute settling

Paragraph 9.1
The contract will immediately go to effect by means of the signature of legal representatives or authorized representatives from both parties and the official seal.
Paragraph 9.2
The contract, once effective, any party shall not arbitrarily terminate it, unless agreement of both parities is reached after negotiation or conditions specified in article 8 occur or the regulations of the law take effect. Or the termination will be considered as breach of the contract.
Paragraph 9.3
If any party wants to terminate the contract in advance, it shall file a written application to other party. After getting written consent of other party, the party can terminate the contract and the unfulfilled obligations of both parties will end.
Paragraph 9.4
The contract can be terminated if the company goes bankrupt, or is ordered to close by state organs because of poor management, or one party is suspended for 30 days by government agencies or any other reasons. And the unfulfilled obligations of both parties will end.
Paragraph 9.5
Where a labor dispute between the parties takes place due to the Contract, it can be settled through friendly negotiation by both parties; if the negotiation fails, both parties can make their own choice between litigation and arbitration to settle the dispute.

Article 10 Other items

Paragraph 10.1
If any other advisory, consultancy, training services and products are needed by Party A, both parties will discuss them separately.
Paragraph 10.2
During the term of the contract, Party A shall arrange accommodation for Party B’s staff. Requirements of the accommodation are: two-room apartment, which is within 15-20 minutes’ bus taking to the club; well-appointed furniture, appliance and internet; neatness as the basic criterion. Party A shall be responsible for rent costs and property management fees, while Party B is responsible for indoor energy costs.
Paragraph 10.3
Any agreement in written form reached by both parties after the Effective Date of the Contract is the integral part of this Contract and will be considered as modification and supplement of the contract. The agreement and this Contract are equally valid. If the modification and alteration is not in written form or the agreement doesn’t have the signature of duly authorized people from both parities, it is invalid and nonbinding.
Paragraph 10.4
Written form mentioned in the former paragraph includes and only covers fax, letter and E-mail. When talking about any party’s written intention expresses / files transfer, fax is confirmed when it is successfully transferred to another fax number; the registered and express mail shall be signed by other party’s staff; E-mails are confirmed when it is successfully sent to another E-mail address. If any of the above conditions occur, written intention expression / files transfer is successfully received by the partner party.
Paragraph 10.5
Should any transfer of Party A’s staff appointed by Party B, it should be negotiated by both parties and shall be agreed by Party A.
Paragraph 10.6
The contract is in two originals and each party holds one. They are equally valid.

[No text below]

Party A:	Party B: Chengdu Tian Ze Dao Qin Management Consulting Co., Ltd.

Representative:	Representative: Chung Ming Tsang, Thomas

Signature(seal): __________	Signature(seal): __________

Date of sign: month/day/year
Place of sign:

Appendix 1

Services provided by Party B:
●	Build operation models
1.	Decide services and items of the fitness club;
2.	Work out overall working procures, management standard and service performance standard of the fitness club;
3.	Work out overall business plan, detailed rules of implementation of the fitness club;
4.	Work out annual operation budget of the company and each department;
5.	Make members’ handbook, rewards and their welfare projects of the fitness club;
6.	Make regular member communication plan and inform members the newest scheduled program;
7.	Deal with complaints of members;

●	Make sales& marketing plans
1.	Assist to form a professional fitness club Marketing Department;
2.	Decide the price;
3.	Make member sales plan;
4.	Work out marketing program strategy, member classification and enrolling plans;
5.	Make relevant marketing strategies (market positioning strategies, advertising strategies and sales strategies);
6.	Work out annual and monthly sales target and reward system;
7.	Regularly review sales policies;
8.	Regularly evaluate the effectiveness and strategies of sales plan in implemention;

●	Make personnel model
1.	Make recruiting plans for qualified fitness club staff;
2.	Recruit staff for all departments;
3.	Make training plans for staff at different ranks; supervise their performance, promote the good and fire the bad.
4.	Work out employee handbook, responsibility of the position and operating procedure;
5.	Make human resource arrangement in each department, remuneration of each position and detailed employment conditions;
6.	Make position rank of the fitness club and human resource training program assignment;
7.	Formulate wage plan and contract;
8.	On-the-job training of all departments (internal training);

[No text below]

Party A:	Party B: Chengdu Tian Ze Dao Qin Management Consulting Co., Ltd.

Representative:	Representative: Chung Ming Tsang, Thomas

Signature(seal): __________	Signature(seal): __________

Date of sign: month/day/year
Place of sign: